Exhibit 5.1

May 9, 2008

Saul Centers, Inc.

7501 Wisconsin Avenue

Bethesda, MD 20814

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Saul Centers, Inc., a Maryland corporation (the “Company”), in connection with a Registration Statement on Form S-8 which is being filed by the Company under the Securities Act of 1933, as amended (the “Registration Statement”). The Registration Statement relates to the offering of up to an additional 600,000 shares of common stock, par value $.01 per share (the “Shares”), of the Company, that may be offered and sold from time to time pursuant to the Company’s 2004 Stock Plan, as amended (the “Plan”).

For the purposes of this opinion, we have examined copies of the following documents:

1.	The Registration Statement;

2.	The First Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), as amended, restated or supplemented, as of the date hereof;

3.	The Bylaws of the Company (the “Bylaws”), as amended, restated or supplemented, as of the date hereof;

4.	The Resolutions of the Board of Directors of the Company adopted at a meeting held on March 3, 2004;

5.	The Resolutions of the Board of Directors of the Company adopted at a meeting held on April 23, 2004;

6.	The Resolutions of the Board of Directors of the Company adopted at a meeting held on March 6, 2008;

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May 9, 2008

7.	A certificate of an officer of the Company dated as of the date hereof; and

8.	Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of the Shares pursuant to the Registration Statement, (i) the Resolutions of the Board of Directors authorizing the offering and sale of the Shares have not been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares and (iv) none of the Shares will be transferred in violation of the provisions of the Articles of Incorporation relating to restrictions on ownership and transfer of capital stock. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering and sale violate or conflict with (1) the Articles of Incorporation, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Articles of Incorporation, as then amended, restated or supplemented, and unissued at such time.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, issued and delivered by the Company in the manner and on the terms described in the Registration Statement and the Plan, the Shares will be validly issued, fully paid and nonassessable.

Our opinion in the previous paragraph is subject to and limited by the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting or

Saul Centers, Inc.

May 9, 2008

relating to the rights of creditors generally, and are limited by general equitable principles.

This opinion is limited to the laws of the State of Maryland, excluding securities laws, blue sky laws and the choice-of-law provisions thereof. We render no opinion as to the laws of any other jurisdiction, including federal laws and the rules and regulations relating thereto. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The giving of consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Act, or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP
PILLSBURY WINTHROP SHAW PITTMAN LLP